SubItem 77Q1a


FEDERATED MUNICIPAL
 SECURITIES INCOME TRUST
Amendment No 24
DECLARATION OF TRUST
As dated August 6 1990
	This Declaration
 of Trust is amended as follows
	Strike the first
paragraph of Section 5 of
Article III from the
 Declaration of Trust
 and substitute in its place
the following
	Section 5  Establishment
 and Designation of Series or
Class  Without limiting the
authority of the
Trustees set forth in Article
 XII Section 8 inter alia to
 establish and designate any
additional Series or
Class or to modify the rights
 and preferences of any existing
 Series or Class the Series
 and Classes of the
Trust are established
 and designated as
Federated California
 Municipal Income Fund
Class A Shares
Class B Shares
Federated Michigan
Intermediate Municipal Trust
Class A Shares
Federated Municipal High
Yield Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated New York
 Municipal Income Fund
Class A Shares
Class B Shares
Federated North Carolina
Municipal Income Fund
Class A Shares
Federated Ohio Municipal
Income Fund
Class F Shares
Federated Pennsylvania
Municipal Income Fund
Class A Shares
Class B Shares

	The undersigned hereby
 certify that the above stated
 Amendment is a true and
correct Amendment to the
 Declaration of Trust as
adopted by the Board of
Trustees at a meeting
on the 18th day of May 2007
 to become effective
on August 28 2007


WITNESS the due execution
 hereof this 18th day of May 2007

s John F Donahue
s Peter E Madden
John F Donahue
Peter E Madden

s Thomas G Bigley
s Charles F Mansfield Jr
Thomas G Bigley
Charles F Mansfield Jr

s John T Conroy Jr
s John E Murray Jr
John T Conroy Jr
John E Murray Jr

s Nicholas P Constantakis
s Thomas M O'Neill
Nicholas P Constantakis
Thomas M O'Neill

s John F Cunningham
s Marjorie P Smuts
John F Cunningham
Marjorie P Smuts

s J Christopher Donahue
s  John S Walsh
J Christopher Donahue
John S Walsh

s Lawrence D Ellis MD
s James F Will
Lawrence D Ellis MD
James F Will









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